UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

Avaya Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15951	22-3713430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Mount Airy Road

Basking Ridge, New Jersey 07920

(Address of principal executive offices, including zip code)

(908) 953-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On March 14, 2012, Avaya Inc., a Delaware corporation (the “Registrant”), entered into a Merger Agreement (the “Merger Agreement”), by and among the Registrant, Sonic Acquisition Ltd., an Israeli corporation (“Merger Sub”), and Radvision Ltd., an Israeli corporation (the “Company”), whereby Merger Sub will merge with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of Sections 314-327 of the Companies Law 5759-1999 of the State of Israel.

Under the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger, (i) each ordinary share of the Company, nominal value of ten Israeli Agorot (NIS 0.10) per share (the “Shares”), issued and outstanding immediately prior to the effective time and not owned by Registrant, Merger Sub or the Company will be converted into the right to receive US$11.85 in cash (the “Merger Consideration”) and (ii) each option to purchase Shares that is outstanding, vested and exercisable immediately prior to the effective time will be converted into the right to receive an amount in cash equal to the Merger Consideration less the exercise price of such option. The Registrant anticipates paying aggregate consideration of approximately $230 million to holders of the Company’s Shares and options.

The consummation of the Merger is subject to various conditions, including, but not limited to, (i) the representations and warranties with respect to certain matters (including with respect to organization, standing and power of the Company and its subsidiaries, share capital of the Company and the Company’s subsidiaries, and authority, execution, delivery and enforceability of the Merger Agreement) being true and correct as of the closing date of the Merger without any exceptions for materiality, certain other representations and warranties (including representations with respect to taxes and extensive representations with respect to intellectual property) being true and correct as of the closing date of the Merger in all material respects and the remaining representations and warranties being true and correct as of the closing date of the merger, subject to other materiality exceptions, (ii) receipt of certain regulatory approvals, and (iii) approval of the Merger by the Company’s shareholders.

The Merger Agreement also contains a “no solicitation” provision pursuant to which the Company and its representatives are not permitted to directly or indirectly, (i) solicit, initiate or encourage, or knowingly facilitate, any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to a competing proposal, (ii) enter into any agreement with respect to a competing proposal, or (iii) participate in any discussions or negotiations with, or furnish any information (whether orally or in writing), or otherwise cooperate with any person that has made, is seeking to make, has informed the Company of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or could reasonably be expected to lead to, a competing proposal.

The Merger Agreement contains certain customary termination rights in favor of each of the Company and the Registrant, and provides for the payment of termination fees in certain circumstances. The maximum termination fees payable would be in the context of a material breach of the Merger Agreement, in which case the Company would owe the Registrant a termination fee of $10,000,000 if the Company was the breaching party and the Registrant would owe the Company a termination fee of $30,000,000 if the Registrant was the breaching party.

Voting Agreements

In connection with the parties’ entry into the Merger Agreement each of Zohar Zisapel, Yehuda Zisapel, Boaz Raviv, RADbit Inc., RAD Data Communications Ltd., Lomsha Ltd. and Michael and Klil Holdings (93) Ltd. (the “Shareholders”) entered into voting agreements in substantially the same form (collectively, the “Voting Agreements”) with Registrant and Merger Sub. Pursuant to the Voting Agreements, the Shareholders agreed that at any meeting of the shareholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment thereof (a “Meeting”), the Shareholders will vote all the shares of the Company beneficially owned by them or over which they are otherwise able to direct the voting thereof (the “Voting Shares”), (i) in favor of the approval of the Merger Agreement and the approval of the Transactions (as defined in the Merger Agreement), (ii) against any action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement, (iii) against any competing proposal, and (iv) against any agreement (including, without limitation, any amendment of any agreement), amendment of the charter of the Company or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the Merger.

The foregoing summaries of certain provisions of the Merger Agreement and the Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Voting Agreements, copies of which are filed herewith as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 hereto, respectively, and are hereby incorporated herein by reference.

Item 8.01 Other Events

On March 15, 2012, the Registrant issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Name

2.1*	Merger Agreement, dated March 14, 2012 among Avaya Inc., Sonic Acquisition Ltd., and Radvision Ltd. (incorporated by reference to Exhibit 99.9 to Avaya Inc.’s Form 13D filing, filed March 15, 2012).

10.1	Voting Agreement, dated March 14, 2012 between Zohar Zisapel and Avaya Inc. (incorporated by reference to Exhibit 99.2 to Avaya Inc.’s Form 13D filing, filed March 15, 2012).

10.2	Voting Agreement, dated March 14, 2012 between Yehuda Zisapel and Avaya Inc. (Incorporated by reference to Exhibit 99.3 to Avaya Inc.’s Form 13D filing, filed March 15, 2012).

10.3	Voting Agreement, dated March 14, 2012 between Boaz Raviv and Avaya Inc. (Incorporated by reference to Exhibit 99.4 to Avaya Inc.’s Form 13D filing, filed March 15, 2012).

10.4	Voting Agreement, dated March 14, 2012 between RADbit Inc. and Avaya Inc. (Incorporated by reference to Exhibit 99.5 to Avaya Inc.’s Form 13D filing, filed March 15, 2012).

10.5	Voting Agreement, dated March 14, 2012 between RAD Data Communications Ltd. and Avaya Inc. (Incorporated by reference to Exhibit 99.6 to Avaya Inc.’s Form 13D filing, filed March 15, 2012).

10.6	Voting Agreement, dated March 14, 2012 between Lomsha Ltd. and Avaya Inc. (Incorporated by reference to Exhibit 99.7 to Avaya Inc.’s Form 13D filing, filed March 15, 2012).

10.7	Voting Agreement, dated March 14, 2012 between Michael and Klil Holdings (93) Ltd. and Avaya Inc. (Incorporated by reference to Exhibit 99.8 to Avaya Inc.’s Form 13D filing, filed March 15, 2012).

99.1	Press release issued on March 15, 2012 by Avaya Inc.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

By: /s/ Frank J. Mahr

Name: Frank J. Mahr

Title: Corporate Secretary

Dated March 15, 2012

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